                                                                    EXHIBIT 12.1

                             BARNEYS NEW YORK, INC.
        COMPUTATION OF HISTORICAL RATIOS OF EARNINGS TO FIXED CHARGES-A.
                        (IN THOUSANDS, EXCEPT RATIO DATA)

                        3 Months Ended                                           Fiscal Year Ended
                  --------------------------      ---------------------------------------------------------------------------
                  May 3, 2003    May 4, 2002      February 1, 2003      February 2, 2002  February 3, 2001   January 29, 2000
                  -----------    -----------      ----------------      ----------------  ----------------   ----------------
Pre-tax
earnings/(loss)     $(1,060)        $  574             $ 9,066              $(14,732)          $ 1,156           $ (4,983)

Interest
Expense,
including
amortization
of debt
issuance costs
and discounts         3,369          2,729              11,082                10,786            12,458             13,137

Interest
portion of
rental expense        2,783          2,672              10,807                10,456             9,707             10,175
                    -------         ------             -------              --------           -------           --------

Adjusted income
from continuing
operations          $ 5,092         $5,975             $30,955              $  6,510           $23,320           $ 18,329
                    -------         ------             -------              --------           -------           --------

Fixed Charges:

Interest
Expense,
including
amortization
of debt
issuance costs
and discounts         3,369          2,729              11,082                10,786            12,458             13,137

Interest
portion of
rental expense        2,783          2,672              10,807                10,456             9,707             10,175
                    -------         ------             -------              --------           -------           --------

Total Fixed
Charges             $ 6,152         $5,401             $21,889              $ 21,242           $22,164           $ 23,312
                    -------         ------             -------              --------           -------           --------

Ratio of
Earnings to
Fixed Charges       -    b.          1.11x               1.41x              -     b.              1.05           -     b.

                              PREDECESSOR COMPANY
                     --------------------------------------
                        Six months
                           ended         Fiscal year ended
                           -----         -----------------
                     January 30, 1999      August 1, 1998
                     ----------------    ------------------
Pre-tax
earnings/(loss)           $(8,291)            $(19,876)

Interest
Expense,
including
amortization
of debt
issuance costs
and discounts               4,758               11,967

Interest
portion of
rental expense              2,372                5,363
                          -------             --------

Adjusted income
from continuing
operations                $(1,160)            $ (2,546)
                          -------             --------

Fixed Charges:

Interest
Expense,
including
amortization
of debt
issuance costs
and discounts               4,758               11,967

Interest
portion of
rental expense              2,372                5,363
                          -------             --------

Total Fixed
Charges                   $ 7,131             $ 17,330
                          -------             --------

Ratio of
Earnings to
Fixed Charges             -    b.             -     b.

a. For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations before extraordinary items and income taxes and (ii) interest expense, including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor. Fixed charges consist of interest expense including amortization of debt issuance costs, discounts and the portion of rents representative of an interest factor.

b. Earnings were insufficient to cover fixed charges for the three months ended May 3, 2003 by $1.1 million, for the fiscal year ended February 2, 2002 by $14.7 million, for the fiscal year ended January 29, 2000 by $5.0 million, for the six months ended January 28, 1999 by $8.3 million and for the fiscal year ended August 1, 1998 by $19.9 million. Therefore the ratio is less than 1 to 1 and is not shown.